Consent of Independent Registered Public Accounting Firm

     We have issued our report dated November 12, 2004 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 283 as of September 30, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 8 to Form S-6.

     We consent to the use of the aforementioned report in the Post- Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


Chicago, Illinois
January 24, 2005